UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2020

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	001-37854	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(510) 984-1761

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EKSO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2020, the board of directors of Ekso Bionics Holdings, Inc. (the “Company”) approved grants of equity awards to Steven Sherman, a named executive officer of the Company, in respect of his continued service as the Company’s Executive Chairman. These awards were made pursuant to the Company's Amended and Restated 2014 Stock Incentive Plan, and consisted of options to purchase 250,000 shares of the Company’s common stock and 200,000 restricted stock units. The option award becomes exercisable as to 31,250 shares on each of March 31, 2020 and the last day of each third month thereafter. The restricted stock units vest as to 25,000 shares on each of March 31, 2020 and the last day of each third month thereafter, and will settle upon Mr. Sherman’s separation of service from the Company.

All compensation for the Company’s names executive officers for the fiscal year ended December 31, 2019 will be reported by the Company in the Summary Compensation Table in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 or its proxy statement relating to the Company’s next annual meeting of stockholders, to be filed with the Securities and Exchange Commission no later than 120 days after December 31, 2019, or in an earlier report or proxy statement filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn
Name:	John F. Glenn
Title:	Chief Financial Officer

Dated: January 22, 2020